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                                                                      EXHIBIT 99
                                FORM OF PROXY OF
                              FNB BANCSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Carolyn B. Williamson and ____________ as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either one or both of them to represent and to vote, as designed below, all the shares of Common Stock of FNB Bancshares, Inc. ("FNB") held of record by the undersigned on ______________, 1996 at the Special Meeting of Shareholders to be held at _________ a.m./p.m. on _____________, 1996 at FNB's main office, located at 501 South Laurel Street, Springfield, Georgia 31329.

1. PROPOSAL TO: approve the Agreement and Plan of Merger, dated as of March 13, 1996 (the "Merger Agreement"), by and between FNB and First Banking Company of Southeast Georgia ("First Banking"), pursuant to which, among other matters, (a) FNB will merge with and into First Banking (the "Merger"); (b) each share of FNB common stock (except for certain shares held by FNB or First Banking) will be converted into
        0.892 of a share of First Banking common stock; (c) each option or warrant to purchase FNB common stock will be converted into the right to receive 0.466 of a share of First Banking common stock for each share underlying the option or warrant; and (d) each FNB shareholder will receive cash in lieu of any remaining fractional share interest, all as described in the Proxy Statement/Prospectus dated ____________, 1996.

        FOR       [ ]             AGAINST [ ]              ABSTAIN  [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                        If a corporation, please sign in full
                                        corporate name by President
                                        or other authorized officer.
                                        If a partnership, please sign
                                        in partnership name by
                                        authorized person.


                                        DATED:                          , 1996
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                                        Signature(s):
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